UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2020

(Date of Report, Date of Earliest Event Reported)

COVIA HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

001-38510

(Commission File Number)

Delaware	13-2656671
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3 Summit Park Drive, Suite 700, Independence, Ohio	44131
(Address of Principal Executive Offices)	(Zip Code)

(800) 255-7263

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beginning on April 13, 2020, Covia Holdings Corporation (“we,” “us,” “our” or “registrant”) entered into compensatory arrangements with approximately 200 of our employees, including our named executive officers, in connection with revisions to our variable compensation program approved by our Board of Directors (“Board”) in response to the unprecedented combination of the COVID-19 pandemic and recent dislocations in the global oil markets.  In implementing these changes, the Board observed that macro conditions had rendered obsolete our previously adopted 2020 variable compensation program and made it virtually impossible to adopt new performance metrics.  Accordingly, the Board approved a change in the program for delivery of variable compensation to participating employees intended to align our interests with those of our employees.  Under the revised program, each participating employee, including our named executive officers, will be eligible to receive total payments in an amount that does not exceed that employee’s previous target variable compensation (i.e., 2020 target short-term incentive award and 2020 target long-term incentive award).  For most employees, the target amount for the second fiscal quarter will be paid immediately, subject to a requirement to repay 100% of the payment (on an after-tax basis) if the employee is terminated for cause or voluntarily terminates without good reason (as such terms are defined in the program documentation) before June 30, 2020, and the target amount for the subsequent three fiscal quarters ending on September 30, 2020, December 31, 2020 and March 31, 2021 will be earned as of the end of each applicable fiscal quarter if the employee is then employed with us.  The target amount for our named executive officers and certain other executives will be paid immediately, generally subject to a requirement to repay 100% of the payment (on an after-tax basis) if the executive is terminated for cause or voluntarily terminates without good reason before a specified date.

As a condition to receiving any award, each employee (including our named executive officers) waived participation in our 2020 short-term and long-term incentive programs and forfeited any equity-based awards previously granted during 2020.  Our revised compensation program, including the clawback and retention features, is intended to ensure the stability and continuity of our workforce and eliminate any potential misalignment of interests that would likely arise if existing performance metrics were retained and/or new performance metrics were established at this volatile and uncertain time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COVIA HOLDINGS CORPORATION

Date:	April 17, 2020	/s/ Andrew D. Eich
Andrew D. Eich
Executive Vice President, Chief Financial Officer and Treasurer